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                                                               EXHIBIT 3.2

                                     BYLAWS

                      (as amended through January 15, 2004)

                                       of

                             SOUTHWEST AIRLINES CO.

                                  Dallas, Texas

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                             SOUTHWEST AIRLINES CO.

                                     BYLAWS

                                    ARTICLE I

                           IDENTIFICATION AND OFFICES

         Section 1. Name: The name of the corporation is SOUTHWEST AIRLINES CO.

         Section 2. Principal Business Office: The principal business office of the corporation shall be in Dallas, Texas.

         Section 3. Other Offices: The corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                THE SHAREHOLDERS

         Section 1. Place of Meetings: All meetings of the shareholders for the election of directors shall be held at the principal executive offices of the corporation in Dallas, Texas, or at such other place as may be designated by the Board of Directors of the corporation. Meetings of the shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings: Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

         Section 3. Special Meetings: Special meetings of the shareholders may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the whole Board of Directors or by the holders of at least ten (10) percent (or such greater percentage not exceeding a majority as may be specified in the Articles of Incorporation) of all of the shares entitled to vote at the meeting.

         Section 4. Notice of Meetings: Written or printed notice of all shareholders' meetings stating the place, day and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the

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officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Purpose of Special Meetings: Business transacted at all special meetings of shareholders shall be confined to the purposes stated in the notice thereof.

         Section 6. Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         Section 7. Voting List: The officer or agent having charge of the stock transfer books for the shares of the corporation, shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours; such list shall also be produced and be kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 8. Quorum: The holders of a majority of the shares entitled to vote (counting for such purposes all abstentions and broker nonvotes), represented in person or by proxy, shall constitute a quorum at meetings of the shareholders, except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall be not present or represented at a meeting of the shareholders, the holders of a majority of the shares entitled to vote thereat, and represented in person or by proxy, shall have power to recess the meeting from time to time, without notice other than power to recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such recessed

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meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally convened had a quorum been present. Shareholders present at a duly organized meeting with a quorum present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 9. Voting at Meetings:

                  (a) With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes of this sentence, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. With respect to the election of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided, that abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director.

                  (b) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of shares of any class or series are limited or denied by the Articles of Incorporation, or as otherwise provide by law. No shareholder shall have the right of cumulative voting.

                  (c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 10. Actions by Shareholders Without a Meeting: Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 11. Inspectors of Election: The chairman of each meeting of shareholders shall appoint one or more persons to act as inspectors of election. The inspectors of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of election shall oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting; receive a ballot evidencing votes cast by the proxy committee of the Board of Directors; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the chairman of the meeting or the shareholders.

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         Section 12. Notice of Shareholder Business: At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business; (c) the number of shares of the corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a shareholder seeking to have a proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

         Section 13. Notice of Shareholder Nominees: Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant

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to Regulation 14A under the Securities Exchange Act of 1934, as amended
(including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Management: The business and affairs of the corporation shall be managed by a Board of Directors.

         Section 2. Number; Term of Office; Qualifications: The number of directors of the corporation shall be determined from time to time by resolution of the Board of Directors, but no decrease in such number shall have the effect of shortening the term of any incumbent director. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting, except in case of the classification of directors as provided in these Bylaws. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, retirement, resignation, or removal for cause in accordance with the provisions of these Bylaws. Directors need not be residents of the State of Texas or shareholders of the corporation, but they must have been nominated in accordance with the procedures set forth in these Bylaws in order to be eligible for election as directors. Each director must retire no later than the first annual meeting of shareholders following his or her 75th birthday; provided, however, that the Chairman of the Board, if any, shall be exempt from this provision.

         Section 3. Classification of Directors: Effective at the time of the annual meeting of shareholders in 1990, in lieu of electing the whole number of directors annually, the directors shall be divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible, and the remainder of this Section 3 shall be effective. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. In the event of any increase or decrease in the authorized

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number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or until his prior death, retirement, resignation, or removal for cause in accordance with the provisions of these Bylaws, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

         Section 4. Vacancies; Increases in the Number of Directors: Any vacancy occurring in the Board of Directors may be filled in accordance with the following paragraph of this Section 4 or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors (i) may be filled by election at an annual or special meeting of shareholders called for that purpose or (ii) may be filled by the Board of Directors; provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors (a) such directorship shall be for a term of office continuing only until the next election of one or more directors by shareholders and (b) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. If the Board of Directors is classified, any director elected at an annual or special meeting of shareholders to fill a directorship created by reason of an increase in the number of directors shall be elected for a term coterminous with the remaining term of the other members of the class to which he has been designated in accordance with the provisions of these Bylaws.

         Section 5. Removal: At any meeting of shareholders called expressly for that purpose, any director may be removed, but only for cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors.

         Section 6. Place of Meeting: Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

         Section 7. First Meeting: The first meeting of each newly elected Board shall be held immediately following the shareholders' meeting at which the directors are elected and at the place at which such annual meeting is held, or the directors may meet at such time and place as shall be fixed by the consent in writing of the directors. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting provided a quorum shall be present.

         Section 8. Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

         Section 9. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on two days' notice to each director,

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either personally, by telephone, by mail, or by telegram. Special meetings shall be called by the Chairman of the Board, or by the Secretary, in like manner and on like notice on the written request of the majority of the whole Board of Directors.

         Section 10. Purpose of Meetings: Neither the purpose of, nor the business to be transacted at, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 11. Quorum: A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting thereof. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. Committee of Directors: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an "Executive Committee," each committee to consist of one or more of the directors of the corporation, which, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation, except where action of the Board is mandatorily required by law, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Such committees shall keep regular minutes of their proceedings and report the same to the Board when required.

         Section 13. Action Without Meeting: Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number and Designation: The officers of the corporation shall consist of a Chief Executive Officer, a President and a Secretary and such other officers, including, but not limited to a Vice President, an Assistant Secretary, a Treasurer, an Assistant Treasurer, and a Chairman and Vice Chairman of the Board, as may be elected from time to time by the Board of Directors. Any two or more offices may be held by the same person.

         Section 2. Election: The Board of Directors at its first meeting after the annual meeting

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of the shareholders may elect a Chairman of the Board and a Vice Chairman of the
Board from among its members and shall elect a Chief Executive Officer, a President, a Vice President, a Secretary, an Assistant Secretary, a Treasurer, and/or an Assistant Treasurer, none of whom need to be a member of the Board.

         Section 3. Other Officers: The Chief Executive Officer may appoint such other officers and agents as he may deem necessary for the efficient and successful conduct of the business of the corporation, but none of such other officers and agents shall be given a contract of employment unless such is first approved by the Board of Directors.

         Section 4. Term of Office and Removal: The officers, agents, or members of any committees of the corporation elected or appointed by the Board of Directors shall hold office until their successors are chosen and qualify in their stead; provided, that any such officer, agent, or member of such committees may be removed at any time by the majority vote of the whole Board of Directors whenever in its sole judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by the Chief Executive Officer may be removed at any time by majority vote of the whole Board of Directors or by the Chief Executive Officer. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5. Compensation: The salaries of all officers of the corporation shall be fixed by, or at the direction of, the Board of Directors or its Compensation Committee.

         Section 6. The Chairman of the Board: If elected, the Chairman of the Board shall preside at all meetings of the shareholders and directors; and he shall have such other powers and duties as the Board of Directors shall prescribe.

         Section 7. Vice Chairman of the Board: If elected, and in the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the shareholders and directors. The Vice Chairman shall have authority to execute deeds, conveyances, notes, bonds, and other contracts either or without the attestation of the Secretary required thereon and either with or without the seal of the corporation.

         Section 8. Chief Executive Officer: The Board of Directors shall designate the Chairman of the Board, any Vice Chairman or the President to be Chief Executive Officer of the Corporation. The Chief Executive Officer shall have responsibility for the general management and direction of the business of the Corporation and for the execution of all orders and resolutions of the Board of Directors. In addition to the powers prescribed in these bylaws, he shall have all of the powers usually vested in the chief executive officer of a corporation and such other powers as may be prescribed from time to time by the Board of Directors. He may delegate any of his powers and duties to any other officer with such limitations as he may deem proper.

         Section 9. President: The President may execute deeds, conveyances, notes, bonds, and other contracts either or without the attestation of the Secretary required thereon and either with or without the seal of the corporation. In addition to the powers prescribed in these bylaws, she

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shall have all of the powers as may be prescribed from time to time by the Board of Directors. If she is not designed as chief executive officer, the President shall have such powers and perform such duties as may be delegated to her by the Chief Executive Officer, and shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in his absence or inability to act. She may delegate any of her powers and duties to any other officer with such limitations as she may deem proper.

         Section 10. Vice Presidents: The Vice Presidents, in the order of their rank and seniority in office, in the absence or disability of the President shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

         Section 11. The Secretary: The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be; he shall keep the seal the corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.

         Section 12. The Assistant Secretaries: The Assistant Secretaries, in order of their seniority in office, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

         Section 13. The Treasurer: The Treasurer shall have supervision over the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all the transactions under his supervision as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer and persons acting under this supervision shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of their duties and for the restoration to the corporation, in case of their death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in their possession or under their control belonging to the corporation.

         Section 14. The Assistant Treasurers: The Assistant Treasurers, in the order of their seniority in office, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

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                                    ARTICLE V

                        CERTIFICATES REPRESENTING SHARES

         Section 1. Form and Issuance: The certificates representing shares of the corporation of each class or series shall be in such form as approved by resolution of the Boards of Directors and as may be required by law and shall be numbered and entered in the stock records of the corporation as they are issued. They shall show the holder's name and number of shares and shall be signed by the Chairman of the Board, if any, or the Chief Executive Officer and the Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chairman of the Board or Chief Executive Officer and of the Secretary upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. No certificate shall be issued for any share until the consideration therefor, fixed as provided by law, has been fully paid.

         Section 2. Fractional Shares: The corporation may, but shall not be obligated to, issue a certificate for a fractional share, and the Board of Directors may, in lieu thereof, arrange for the disposition thereof by those entitled thereto, pay the fair value in cash or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share only upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided herein, entitle the holder to exercise voting rights, to receive dividends, or to participate in any of the assets of the corporation in the event of liquidation. Such scrip if issued shall become void if not exchanged for certificates representing full shares within one year after its issue, or such scrip may be subject to the condition that the shares for which it is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, and the same may be subject to any other conditions which the Board of Directors may deem advisable.

         Section 3. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed, and by such other persons as may have knowledge of the pertinent facts with reference thereto. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to make proof of loss, theft, or destruction in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfer of Shares: Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and upon payment of all taxes as may be

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imposed by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Registered Shareholders: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

                                   ARTICLE VI

                                     NOTICES

         Section 1. Waiver in Writing: Whenever any notice is required to be given any shareholder or director under the provisions of the law or the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 2. Waiver by Attendance: Attendance of a director or a shareholder, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where such director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends and Reserves: Dividends upon the shares of the corporation, subject to the provisions, if any, of the Articles of Incorporation, may in the exercise of its discretion be declared by the Board of Directors at any regular or special meeting, to the extent permitted by law. Dividends may be paid in cash, in property, or in shares of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Fiscal Year: The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 3. Seal: The corporate seal shall have inscribed therein the name of the corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

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         Section 4. Amendments to Bylaws: All of the powers of this corporation, insofar as the same may be lawfully vested by these Bylaws in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors may amend or repeal these Bylaws, or adopt new bylaws, unless (i) such power shall be reserved exclusively to the shareholders in whole or part by the Articles of Incorporation or the laws of Texas or (ii) the shareholders in amending, repealing or adopting a particular bylaw shall have expressly provided that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the corporation's bylaws, the shareholders may amend, repeal, or adopt (but only by the affirmative vote of the holders of not less than eighty (80) percent of the then outstanding shares of capital stock of the corporation entitled to vote with respect thereto) the corporation's bylaws even though the bylaws may also be amended, repealed, or adopted by the Board of Directors.

         Section 5. Preferred Shareholders: The provisions of Sections 12 and 13 of Article II and of Sections 2, 3, 4 and 5 of Article III are subject to the rights of any holders of any class or series of stock having a preference over the Common Stock of the corporation as to dividends or upon liquidation to elect directors under specified circumstances.

         Section 6. Action With Respect to Securities of Other Corporations:
Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of, or with respect to any action of shareholders of, any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 1. Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter called a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, Employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader

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indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys' fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding
(i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity, or (ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. it is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

         Section 2. Advance Payment: The right to indemnification conferred in this Article VIII shall include the right to be paid or reimbursed by the corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 who was, or is threatened to be made a named defendant or respondent in a proceeding, in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article VIII and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined that such person is not entitled to be indemnified under this Article VIII or otherwise.

         Section 3. Indemnification of Employees and Agents: The corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an Employee or agent of the corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VIII; and the corporation may so indemnify and advance expenses to persons who are not or were not directors, officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, Employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article VIII.

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         Section 4. Appearance as a Witness: Notwithstanding any other provision of this Article VIII, the corporation may pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or his other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         Section 5. Nonexclusivity of Rights: The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of this Article VIII may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation or these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 6. Insurance: The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, Employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, Employee benefit plan, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under this
Article VIII.

         Section 7. Shareholder Notification: To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article VIII shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         Section 8. Savings Clause: If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and advance expenses to each director, officer, and other person indemnified pursuant to this Article VIII to the extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

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